EXHIBIT 5
                                                                ---------

   SCHIFF HARDIN & WAITE
   6600 Sears Tower, Chicago, Illinois 60606
   (312) 258-5500
   -----------------------------------------

                                      April 20, 1999


   Securities and Exchange Commission
   450 Fifth Street, N.W.
   Washington, D. C. 20549-1004

        Re:  NiSource Inc. - Registration Statement on Form S-3
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   Ladies and Gentlemen:

        We have acted as counsel to NiSource Inc., formerly NIPSCO Industries, Inc. an Indiana corporation (the "Corporation"), in connection with the Corporation's filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the offer and sale by the Corporation of 273,000 of its common shares, without par value (including associated preferred share purchase rights) (the "Common Shares"), as more fully described in the Registration Statement, through the Bay State Gas Company Employee Savings Plan (the "Plan").

        In this connection, we have examined such documents and have made such factual and legal investigations as we have deemed necessary or appropriate for purposes of this opinion.

        Based upon the foregoing, we are of the opinion that: (i) the written provisions of the current Plan documents comply with the applicable provisions of the Employee Retirement Income Security Act of 1974; and (ii) the Common Shares have been duly authorized and, when issued upon payment therefor, as contemplated in the Registration Statement, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      SCHIFF HARDIN & WAITE


                                      By: /s/ Robert J. Minkus
                                         --------------------------
                                          Robert J. Minkus